Exhibit 99.1

Scientific Learning Reports Second Quarter Financial Results

OAKLAND, Calif., August 12, 2013 (GLOBE NEWSWIRE) -- Scientific Learning Corporation (OTCQB: SCIL), a leading provider of technologies for accelerated learning, today announced financial results for the second quarter ended June 30, 2013.

Total revenue in the second quarter of 2013 was $5.3 million, compared to $7.1 million in the second quarter of 2012 due to a decline in perpetual license revenue. Total booked sales for the second quarter were $4.3 million, compared to $7.1 million in the same period of 2012, reflecting continued difficulties in the K-12 funding environment and reductions in sales capacity made in 2012. Operating expenses totaled $4.4 million compared to $8.3 million in the second quarter of 2012.  The net loss in the second quarter of 2013 was $(0.05) million, or $(0.00) per share, compared to a net loss of $(3.1) million, or $(0.14) per share, in the second quarter of 2012. Adjusted EBITDA was a gain of $0.2 million in the second quarter of 2013 compared to a loss of $(2.4) million in the same period of 2012.

“While we are not pleased with the second quarter results which were significantly impacted by sequestration, we are encouraged by the strong start to the third quarter with July being our best month and our first year over year increase in booked sales this year,” stated Robert Bowen, CEO. “With sales starting to move in the right direction, margins improving, and costs at a desired level, we are well poised to leverage upside.”

Other second quarter highlights:

•	Subscription revenue increased 80% over second quarter 2012
•	As of June 30, 2013, 85% of the Company's active K-12 school sites are using MySciLEARN
•	Annualized recurring revenue including subscription, support, and non-K-12 recurring revenue is about $15M
•	Average transaction volume per K-12 sales representative increased 15% compared to 2012
•	The committed pipeline is up over 100% compared to the same time in Q2 2012
•	High quality leads increased 44% with cost per lead down 25% compared to the prior year
•	As of June 30, 2013 the number of employees was 136 compared to 231 on June 30, 2012

“During the second quarter we made significant progress on our product development goals and have now retired our legacy reporting tool, Progress Tracker for K-12.  Reports are now available directly in MySciLEARN improving ease of use for our customers.  Our Shanghai development operation is now at work on a content tool which will enable us to more easily add content to Reading Assistant™,” stated Mr. Bowen. “We are pleased with the results of our Reading Assistant™ sales initiatives.”

Booked sales and Adjusted EBITDA are both non-GAAP measures. Additional information on these non-GAAP measures and reconciliations are included at the end of this earnings release and in the investor information section of our website, http://www.scientificlearning.com/.

Conference Call Information

A conference call to discuss second quarter 2013 financial results is scheduled for today, August 12, 2013 at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Investors and analysts interested in participating in the call are invited to dial (877) 878-2695 (domestic) or (253) 237-1145 (international) and use conference ID # 29271561 ten minutes prior to the start of the call. The conference call will be available live on the Investor Information portion of the Company's website at http://www.scilearn.com/investorinfo. A replay of this teleconference will be made available on the Scientific Learning website approximately two hours following the conclusion of the call.

About Scientific Learning Corporation

We accelerate learning by applying proven research on how the brain learns. Scientific Learning's results are demonstrated in over 270 research studies and protected by over 55 patents. Learners can realize achievement gains of up to two years in as little as three months and maintain an accelerated rate of learning even after the programs end.

Today, more than 2.2 million learners have used Scientific Learning software products.  We provide our offerings directly to parents, K-12 schools and learning centers, and in more than 45 countries around the world. For more information, visit http://www.scientificlearning.com/.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbor created by the federal securities laws. Such statements include, among others, statements relating to trends in the Company’s sales, the education funding environment and the Company’s plans related to product development. Such statements are subject to substantial risks and uncertainties. Actual events or results may differ materially as a result of many factors, including but not limited to: general economic and financial conditions (including current adverse conditions in government budgets and the general economy); availability of funding to purchase the Company's products and generally available to schools, including the amount and duration of federal stimulus funding; the acceptance of new products and product changes in existing and new markets; acceptance of subscription and other recurring offerings; seasonality and sales cycles in Scientific Learning's markets; competition; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; the Company's ability to continue to demonstrate the efficacy of its products, and other risks detailed in the Company's SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2012 (Part I, Item 1A, Risk Factors) filed April 1, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (Part II, Item 1A, Risk Factors) filed on May 14, 2013 . The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Media Contact:
Steve Gardner
Vice President, Marketing, Inside Sales and Support
 Scientific Learning Corporation
(530) 282-6226
sgardner@scilearn.com

CONTACT: Investor Relations:
Jane Freeman
Chief Financial Officer
Scientific Learning Corporation
 (510) 625-6710
jfreeman@scilearn.com
investorrealtions@scilearn.com

SCIENTIFIC LEARNING CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,459	$2,272
Accounts receivable, net	1,835	2,446
Prepaid expenses and other current assets	1,027	1,484

Total current assets	5,321	6,202

Property and equipment, net	1,526	2,028
Goodwill	4,568	4,568
Other assets	488	260

Total assets	$11,903	$13,058

Liabilities and stockholders' equity (net capital deficiency)
Current liabilities:
Accounts payable	$469	$715
Accrued liabilities	1,682	1,981
Loan payable	-	800
Deferred revenue, short-term	8,689	10,964

Total current liabilities	10,840	14,460
Deferred revenue, long-term	1,179	2,521
Long-term debt	4,129	-
Warrant liability	894	534
Other liabilities	698	771

Total liabilities	17,740	18,286

Stockholders' equity (net capital deficiency):
Common stock and additional paid in capital	96,296	95,839
Accumulated deficit	(102,127)	(101,069)
Accumulated other comprehensive income (loss)	(6)	2

Total stockholders' equity (net capital deficiency)	(5,837)	(5,228)

Total liabilities and stockholders' equity (net capital deficiency)	$11,903	$13,058

SCIENTIFIC LEARNING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Subscriptions	$1,659	$921	$3,223	$1,684
License	659	2,569	1,415	4,900
Service and support	3,012	3,658	6,170	7,650

Total revenues	5,330	7,148	10,808	14,234

Cost of revenues:
Cost of subscription	298	242	616	505
Cost of license	71	255	136	499
Cost of service and support	864	1,594	1,825	3,430

Total cost of revenues	1,233	2,091	2,577	4,434

Gross profit	4,097	5,057	8,231	9,800

Operating expenses:
Sales and marketing	2,211	4,378	4,641	9,267
Research and development	934	1,933	2,007	4,503
General and administrative	1,286	1,971	2,663	4,189

Total operating expenses	4,431	8,282	9,311	17,959

Operating loss	(334)	(3,225)	(1,080)	(8,159)

Interest and other income, net	313	124	69	65

Loss before provision for income tax	(21)	(3,101)	(1,011)	(8,094)
Provision for income taxes	33	40	47	83

Net loss	$(54)	$(3,141)	$(1,058)	$(8,177)

Net loss per share:
Basic and diluted loss per share	$(0.00)	$(0.14)	$(0.04)	$(0.39)

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	23,620	23,263	23,635	21,210
Diluted weighted average shares outstanding	23,620	23,263	23,635	21,210

SCIENTIFIC LEARNING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating Activities:
Net loss	$(54)	$(3,141)	$(1,058)	$(8,177)
Adjustments to reconcile net income(loss) to cash used in operating activities
Depreciation and amortization	329	611	717	1,225
Investment impairment charge	-	200	-	200
Stock-based compensation	189	222	422	485
Paid-in-kind interest expense	133	-	133	-
Amortization of debt discount and deferred debt issuance cost	109	-	109	-
Change in fair value of warrant	(559)	(326)	(338)	(288)
Changes in operating assets and liabilities:	-	-	-	-
Accounts receivable	(510)	(2,063)	611	154
Prepaid expenses and other current assets	157	497	457	481
Other assets	(123)	27	(183)	(5)
Accounts payable	65	(340)	(246)	228
Accrued liabilities	31	(492)	(299)	(593)
Deferred revenue	(1,035)	(26)	(3,617)	(2,489)
Other liabilities	5	(8)	(73)	(59)

Net cash used in operating activities	(1,263)	(4,839)	(3,365)	(8,838)

Investing Activities:
Purchases of property and equipment and additions to capitalized software, net	(34)	(216)	(157)	(465)

Net cash used in investing activities	(34)	(216)	(157)	(465)

Financing Activities:
Borrowings under bank line of credit	-	-	2,300	3,000
Repayment of borrowings under bank line of credit	(2,900)	-	(3,100)	(3,000)
Proceeds from exercise of options	37	147	37	148
Proceeds from issuance of common stock, net	-	-	-	6,511
Proceeds from issuance of subordinated debt	4,600	-	4,600	-
Debt issuance cost	(118)	-	(118)	-
Net cash paid for common stock issued	(2)	(17)	(2)	(31)

Net cash provided by financing activities	1,617	130	3,717	6,628

Effect of exchange rate changes on cash and cash equivalents	(7)	1	(8)	-

Increase (decrease) in cash and cash equivalents	313	(4,924)	187	(2,675)

Cash and cash equivalents at beginning of period	2,146	8,120	2,272	5,871

Cash and cash equivalents at end of period	$2,459	$3,196	$2,459	$3,196

Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Booked sales	$4,296	$7,128	$7,191	$11,743
Less: revenue	(5,330)	(7,148)	(10,808)	(14,234)
Adjustments	-	(5)	-	2
Net decrease in current and long-term deferred revenue	$(1,034)	$(25)	$(3,617)	$(2,489)

Beginning balance in current and long-term deferred revenue	$10,902	$14,858	$13,485	$17,322
Ending balance in current and long-term deferred revenue	$9,868	$14,833	$9,868	$14,833

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors.  Booked sales equals the total value (net of allowances) of software and services invoiced in the period.  Because a significant portion of our revenue is recognized over a period of months, booked sales is a good indicator of current activity.  The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

Reconciliation of Net Loss to Adjusted EBITDA

$s in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss	$(54)	$(3,141)	$(1,058)	$(8,177)
Adjustments to reconcile to Adjusted EBITDA:
Provision for income taxes[1]	33	40	47	83
Interest and other (income) expense, net[2]	246	2	269	23
Depreciation and amortization[3]	329	611	717	1,225
Stock-based compensation[4]	189	222	422	485
Change in fair value of warrant[5]	(559)	(326)	(338)	(288)
Impairment charge[6]	-	200	-	200
Adjusted EBITDA	$184	$(2,392)	$59	$(6,449)

Earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (Adjusted EBITDA) is a non-GAAP financial measure we believe to be a useful measure of the resources available to the Company in the current period. We also believe that Adjusted EBITDA will be useful in allowing investors to compare our performance with that of other companies.  The table above shows a reconciliation of Adjusted EBITDA to net loss, the closest GAAP measure.

Adjusted EBITDA should not be considered in isolation or as a substitute for analysis for our results as reported under GAAP. Adjusted EBITDA has the following differences from net loss, the closest GAAP measure:

1 Provision for income taxes is a required expense for all businesses. We excluded in it order to allow investors to evaluate our operating results without regard to our tax obligations.

2 Because we have borrowed and invested money, interest income and expense is a necessary element of our costs and ability to generate profits and cash flows. We excluded interest income and expense in order to allow investors to evaluate our operating results without regard to our financing methods. Interest expense includes accrued PIK interest and amortization of debt discount and debt issuance costs related to our subordinated debt financing in April 2013.  Other income and expense includes foreign exchange loss which we believe are not indicative of our core operating performance and are not meaningful in comparison to our past operating performance.

3 Depreciation and amortization are necessary elements of our costs and our ability to generate profits and the assets being depreciated and amortized will often have to be replaced in the future. Adjusted EBITDA does not reflect any cash requirements for such replacements. See below for allocation of non-cash charges.

4 Stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation because we believe it is not an indicator of the performance of our core operations. See below for allocation of non-cash charges.

5 Change in fair value of warrant is the change in the fair value of our common stock warrants which were issued on March 28, 2012 and April 5, 2013. The fair value were was estimated using the Black-Scholes-Merton option pricing model, which requires the input of highly subjective assumptions as determined by the Company’s management which we believe is not indicative of our core operating performance and is not meaningful in comparison to our past operating performance.

6 Impairment charge consisting of a write off of an investment which was deemed to be impaired as of June 30, 2012 due to the financial condition of the company with which this investment was for.

Non-Cash Charges

$s in thousands	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	Depreciation & Amortization	Stock-based Compensation	Total	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of subscriptions and licenses	$80	$2	$82	$158	$3	$161
Cost of service and support	-	$2	2	$-	$4	4
Operating expenses	$249	$185	434	$559	$415	974
Total	$329	$189	$518	$717	$422	$1,139

$s in thousands	Three Months Ended June 30, 2012			Six Months Ended June 30, 2012
	Depreciation & Amortization	Stock-based Compensation	Total	Depreciation & Amortization	Stock-based Compensation	Total
Included in:
Cost of subscriptions and licenses	$158	$2	$160	$312	$1	$313
Cost of service and support	-	8	8	-	15	15
Operating expenses	453	212	665	913	469	1,382
Total	$611	$222	$833	$1,225	$485	$1,710

Booked sales of subscription contracts
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Subscription booked sales[1]	$2,181	$2,058	$3,444	$3,330
Non-subscription booked sales[2]	2,115	5,070	3,747	8,413

Total booked sales	$4,296	$7,128	$7,191	$11,743

Subscription booked sales as a % of total booked sales	51%	29%	48%	28%
Non-subscription booked sales as a % of total booked sales	49%	71%	52%	72%

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors.  Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Please see first table above for reconciliation of total booked sales, total revenue, and total change in deferred revenue.

1 Booked sales of subscriptions contracts represent a non-GAAP measure of sales that generate revenue from annual or monthly subscriptions to our web-based applications.

2 Non-subscription booked sales represent the sale of licenses, services and support for perpetual licenses and on premise products.